                                    EXHIBIT O

                  JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1

     The undersigned agree to file jointly with the Securities and Exchange Commission ("SEC") any and all statements on Schedule 13D (and any amendments or supplements thereto) required under Section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with transactions by the undersigned in the Common Stock of AMREP Corporation. Each of the undersigned will be responsible for the timely filing of the Schedule 13D and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein. None of the undersigned shall be responsible for the completeness or accuracy of the information concerning any other party contained in the Schedule 13D or any amendment thereto, except to the extent such person knows or has reason to believe that such information is inaccurate.


Dated: November 29, 2001                        /s/ Nicholas G. Karabots
                                                ------------------------
                                                Nicholas G. Karabots



Dated: November 29, 2001                        GLENDI PUBLICATIONS, INC.

                                                /s/ Nicholas G. Karabots
                                                ------------------------
                                                Nicholas G. Karabots, Chairman



Dated: November 29, 2001                        KAPPA MEDIA GROUP, INC.

                                                /s/ Nicholas G. Karabots
                                                ------------------------
                                                Nicholas G. Karabots, Chairman